UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2007

DST SYSTEMS, INC.

(Exact Name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(IRS Employer Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  Completion of Acquisition or Disposition of Assets.

On July 3, 2007, Asurion Corporation (“Asurion”) consummated a transaction whereby certain private equity firms acquired a significant stake in Asurion, a privately held company with principal operations in Nashville, Tennessee.   Prior to the closing of the transaction, DST held a 37.4% equity interest in Asurion and accounted for its interest in the subsidiary under the equity method.  As a result of the transaction, DST has received pre-tax cash proceeds of $980 million and receivables of approximately $45.8 million that are expected to be collected within one year from the closing of the transaction, and its equity interest in Asurion has been reduced to approximately 6%.  The transaction is referenced in the press release attached as Exhibit 99.1 to this report.

ITEM 9.01.  Financial Statements and Exhibits.

(b) Pro forma financial information

The information required by this item is attached as Exhibit 99.2 to this report.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 3, 2007
99.2	Pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DST SYSTEMS, INC.

Date: July 6, 2007	By:	/s/ Randall D. Young
Name: Randall D. Young
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 3, 2007
99.2	Pro forma financial information